BRAVERMAN & COMPANY, P.C.
                         Certified Public Accountants
                              190 HIGH CHAPARRAL
                              PRESCOTT, AZ 86303
                             CELL 602-881-3870,
                     PHONE  928-771-1122, FAX 928-777-8378
                            Email hiluv007@aol.com


February 6, 2003

L & L Financial Holdings, Inc.
Albany, New York



To Whom it May Concern:

We have read and agree with the revised disclosures in Item 4 of Form 8-K/A regarding the withdrawal of our firm with respect to the financial statements of L & L Financial Holdings, Inc.



Braverman & Company, P.C.